Exhibit 99.2
 1/18/2018  Fourth Quarter 2017Earnings Conference Call

 Important Cautionary Statement About Forward-Looking Statements  This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the transactions with First NBC and Capital One on our performance and financial condition, including our ability to successfully integrate the businesses, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements and tax reform legislation. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC.

Corporate Profile (as of December 31, 2017)

- $27.3 billion in Total Assets
- $19.0 billion in Total Loans
- $22.3 billion in Total Deposits
- Tangible Common Equity (TCE) 7.73%
- Nearly 200 banking locations and 275 ATMs across our footprint
- Approximately 4,000 employees corporate-wide
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 113 consecutive quarters
- Earned top customer service marks with Greenwich Excellence Awards
- Moody's long-term issuer rating: Baa3
- S&P long-term issuer rating: BBB



Hancock Holding Company

YTD 2017 Highlights

(compared to YTD 2016)

- Net income up 44%; earnings per share up 33% year-over-year
- Net income (excluding nonoperating items) up 64%; earnings per share increased 51% year-over-year
- Provision for loan losses returned to a more normalized level as energy prices began to stabilize
- Core pre-tax pre-provision income of $422.5 million, up $87.7 million, or 26%
- Total loans up $2.3 billion, or 13%; includes partial impact from FNBC transactions in early 2017
- Total deposits up $2.8 billion, or 15%; includes partial impact from FNBC transaction in early 2017
- Net interest margin of 3.43%, up 20 basis points (bps)
- Tangible common equity (TCE) ratio 7.73%; reflects FNBC transactions and DTA re-measurement charge
- Return on average assets (ROA) 0.82%; excluding nonoperating items ROA just under 1% at 0.96%
- Net charge-offs remained stable at 38 bps
- Efficiency ratio** improved 390 bps to 58.9%

($s in millions; except per share data)	2017	2016
Net Income	$215.6	$149.3
Earnings Per Share – diluted	$2.48	$1.87
Weighted Average Shares Outstanding (diluted)	85.0	77.9
Nonoperating Items (pre-tax)* DTA re-measurement charge	$24.1 $19.5	$5.0 --
Earnings Per Share – diluted (excluding nonoperating items)*	$2.89	$1.91
Provision for loan losses	$59.0	$110.7
Return on Assets (%) (ROA)	0.82	0.64
ROA (%) excluding nonoperating items*	0.96	0.66
Return on Tangible Common Equity (%) (ROTCE)	10.78	8.56
ROTCE (%) excluding nonoperating items*	12.54	8.74
Total Loans (period-end)	$19,004	$16,752
Total Deposits (period-end)	$22,253	$19,424
Net Interest Margin (%)	3.43	3.23
Net Charge-offs (%) (non-PCI)	0.38	0.37
Tangible Common Equity (%)	7.73	8.64
Efficiency Ratio** (%)	58.9	62.8
Net Purchase Accounting Income (pre-tax)	$3.4	-$6.4
Pre-provision net revenue (TE)*	$425.9	$328.4
Pre-provision net revenue (core)*	$422.5	$334.8

*See slides 25-28 for non-GAAP reconciliations

** Efficiency Ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

Hancock Holding Company

Fourth Quarter 2017 Highlights

(compared to third quarter 2017)

- Reported earnings decreased $3.5 million, or 6%; excluding the impact of the DTA re-measurement charge and nonoperating items, earnings increased $8.7 million, or 13%
- The fourth quarter includes an estimated $19.5 million charge related to the re-measurement of the net deferred tax asset
- Loans increased $218 million, or 5%, linked-quarter annualized; net increase includes a decline in energy loans of $78 million linked-quarter
- Energy loans totaled $1.1 billion and comprised 5.6% of total loans, down from 6.0%; allowance for the energy portfolio totals $70.2 million, or 6.7% of energy loans
- Core pre-provision net revenue (PPNR) of $116.5 million, up $5.4 million, or 5%; up 34% from the same quarter a year ago
- Net interest margin (NIM) of 3.48%, up 4 bps; core NIM up 3 bps to 3.35%
- Operating expenses totaled $168.1 million, up 1% linked-quarter
- Efficiency ratio improved almost 100 bps to 56.6%
- Return on average assets (ROA) declined 6 bps to 0.82%; excluding nonoperating items and the DTA charge, ROA increased 11 bps to 1.10%
- Tangible common equity (TCE) ratio decreased 7 bps to 7.73% mainly related to the DTA re-measurement charge

($s in millions; except per share data)	4Q17	3Q17	4Q16
Net Income	$55.4	$58.9	$51.8
Earnings Per Share – diluted	$.64	$.68	$.64
Weighted Average Shares Outstanding (diluted)	85.3	85.0	79.1
Nonoperating Items (pre-tax)*	--	$11.4	--
DTA re-measurement charge	$19.5	--	--
Earnings Per Share – diluted (excluding nonoperating items)*	$.86	$.76	$.64
Provision for loan losses	$15.0	$13.0	$14.5
Return on Assets (%) (ROA)	0.82	0.88	0.88
ROA (%) excluding nonoperating items*	1.10	0.99	0.88
Return on Tangible Common Equity (%) (ROTCE)	10.81	11.68	11.42
ROTCE (%) excluding nonoperating items*	14.62	13.14	11.42
Total Loans (period-end)	$19,004	$18,786	$16,752
Total Deposits (period-end)	$22,253	$21,534	$19,424
Net Interest Margin (%)	3.48	3.44	3.26
Net Charge-offs (%) (non-PCI)	0.44	0.25	0.50
Tangible Common Equity (%)	7.73	7.80	8.64
Efficiency Ratio** (%)	56.6	57.5	62.8
Net Purchase Accounting Income (pre-tax)	$2.1	$1.3	-$2.2
Pre-provision net revenue (TE)*	$118.6	$100.9	$84.9
Pre-provision net revenue (core)*	$116.5	$111.1	$87.2

*See slides 25-28 for non-GAAP reconciliations

** Efficiency Ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

Hancock Holding Company

 Tax Cuts and Jobs Act of 2017 ("TCJA")  Recorded an estimated $19.5 million charge associated with the re-measurement of the net deferred tax asset necessitated by the TCJANegative impact of $.23, or 1%, to tangible book value per shareExpect the effective tax rate to drop from 24% in 2017 to approximately 16% to 18% in 2018   * Quarters with tax benefit of stock compensation deduction in excess of book expense  Effective tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax creditsExpect the TE adjustment for net interest income and NIM to be negatively impacted by 8 bpsWill use the benefits of tax reform to enhance the performance of the company such as accelerating planned technology projects designed for efficiency and revenue growth and making investments related to improving the customer experienceExpect approximately $.07-$.09 per diluted share impact to quarterly earnings 2018

Pending Purchase of Capital One's Trust & Asset Management Business

- Announced the proposed acquisition of Capital One's trust & asset management line of business on December 18, 2017
- The transaction is expected to close during the second quarter of 2018, after receipt of regulatory approvals and the satisfaction of other customary closing conditions
- Provides the opportunity for Hancock Whitney to become a Top 50 trust firm in the US (by revenue)
- Secures one of the highest market shares of trust and asset management business along the I-10 corridor from Beaumont, TX to Gulfport, MS
- Establishes Hancock Whitney as a preeminent Wealth Management provider in Louisiana and across the Gulf South region
- Creates nationally known brand, and we believe will provide instant credibility as a strong money manager
- Opens opportunities to expand relationships with Private Banking, Wholesale Banking, and Retail Services
- Helps improve our strategic goal of enhancing noninterest income as a percent of revenue



Revenue by Geography
Revenue by Client Type
Individual
VA 5%
DE 3%
NY 18%
TX 38%
LA 36%
Other 16%
Revocable Sole 4%
Court Order 4%
IA for Trustee PCS 7%
IRA 7%
Irrevocable/ Sole 9%
Irrevocable/ Co 10%
Trustee U/W 18%
Investment Agency 25%
Institutional
VA 8%
DE 0%
NY 9%
TX 25%
LA 58%
Trustee Def. Contribution Plan (non 401k) 8%
Other 5%
Trustee-Defined Ben. Plan 9%
Agent-Defined Ben. Plan 11%
Endowments 12%
Foundations 23%
Investment Agency 32%

	Transaction Expectations
E.P.S. Accretion	Immediately Accretive
Internal Rate of Return (IRR)	Greater than 18%
Return on Invested Capital (ROIC)	Greater than 13%

Hancock Holding Company

 $s in millions  84% Improvement in Core Pre-Provision Net Revenue (PPNR) Over 3 Years  See slide 26 for non-GAAP reconciliation    4Q17 vs. 4Q16 growth in core PPNR +34%  4Q17 vs. 3Q17 growth in core PPNR +5%  +84%

 Well-Diversified Loan Portfolio  Loans totaled $19.0 billion at quarter-end, an increase of $218 million, or 1%, linked-quarterReflects $78 million net decrease in energy-related loansNet loan growth during the quarter continues to be diversified across the footprint and also in areas identified as part of the company’s revenue-generating initiatives  $s in millions

 Energy Portfolio Overview  Energy loans totaled $1.1 billion, or 5.6% of total loans, down $78 million linked-quarter and down $356 million from a year agoLinked-quarter change reflects $133 million in net reductions and $8 million of charge-offs, offset by $63 million in fundings  LQA EOP growth  1%  12%  12%  25%  7%  1%  1%  17%  35%  6%  7%  5%  LQA EOP growth excl energy  2%  14%  13%  31%  6%  6%  3%  18%  41%  8%  9%  7%    *  * Strategic target

 Energy Portfolio Overview   Net decrease in outstandings of $78 million linked-quarter and a $61 million decrease in total commitments$27 million linked-quarter decrease in upstream sector outstandings and a $16 million decrease in total commitments $3 million linked-quarter decrease in midstream sector outstandings and a $9 million decrease in total commitments$48 million linked-quarter decrease in support sector outstandings and a $60 million reduction in total commitmentsNet decrease of $30 million in nonaccrual energy loansAccruing energy TDRs totaled $118 million at December 31, 2017  * Nonaccruals exclude accruing TDRs**Includes accrual and nonaccrual loans

 Energy Allowance and Category Trends  Net charge-offs to-date for the current energy cycle (Nov ‘14 – Dec ‘17) total $76 million; $8.4million of energy charge-offs in 4Q17 The energy portion of the allowance remains elevated as a reserve for the support sector credits; management continues to believe the current reserve is adequate and estimates that net charge-offs from energy-related credits could approximate up to $95 million over the duration of the cycleRecent higher oil prices are helpful in the recovery of credits impacted by the energy cycle, however the key to resolution of many of those credits, especially in support services, is stabilization of prices over the longer term

 Asset Quality Measures – Criticized Loans  Provision for loan losses was $15.0 million, up $2.0 million linked-quarterNon-PCI net charge-offs totaled $21.0 million, or 44 bps, up from $11.8 million, or 25 bps, in 3Q17Criticized commercial loans totaled $1.1 billion at December 31, 2017, down $16 million from 3Q17Criticized energy loans totaled $550 million at December 31, 2017, down $57 million linked-quarter    Criticized – nonenergy  $323  $343  $338  $309  $352  $310  $363  $379  $452  $466  $485  $526  Criticized - energy  $95  $282  $468  $452  $761  $798  $893  $889  $737  $687  $607  $550   Upstream  $15  $54  $153  $160  $406  $342  $351  $322  $243  $227  $208  $180   Midstream  --  --  --  --  --  --  --   $28  $31  $11  --  --   Support nondrilling  $63  $128  $184  $161  $235  $332  $416  $441  $362  $354  $316  $296   Support drilling  $17  $100  $131  $131  $122  $124  $126  $98  $101  $95  $83  $74      Criticized Loans - Commercial

 Nonperforming loans - nonenergy  $85  $81  $75  $94  $124  $105  $112  $119  $116  $121  $145  $159  Nonperforming loans – energy  $13  $45  $98  $70  $159  $197  $199  $239  $194  $208  $221  $214   Upstream  $10  $10  $11  $11  $92  $79  $52  $79  $81  $56  $53  $59   Midstream  -  -  -  -  -  -  -  -  -  -  -  -   Support nondrilling  $3  $35  $43  $17  $18  $31  $78  $109  $65  $77  $104  $101   Support drilling  -  -  $44  $43  $49  $87  $69  $51  $48  $75  $64  $54  Asset Quality Measures - Nonperforming Loans  NPA ratio 2.11%, up 5 bps linked-quarter Nonperforming assets totaled $400.8 million, up $13.2 million from September 30, 2017Nonperforming energy loans totaled $214 million at December 31, 2017, down $7 million linked-quarterNonenergy nonperforming loans totaled $159 million at December 31, 2017, up $14 million linked-quarter    Total HBHC Nonperforming Loans(nonaccrual loans + TDRs)

 Adequate Reserve Coverage  The allowance for loan losses (ALLL) was $217.3 million (1.14%) down $5.8 million from $223.1 million (1.19%) linked-quarterALLL for energy credits was $70.2 million, or 6.7%, at December 31, 2017, compared to $79.8 million, or 7.0%, at September 30, 2017 The nonenergy ALLL was $147.1 million, or 0.82%, of the nonenergy loan portfolio as of December 31, 2017, up from $143.3 million, or 0.81%, at September 30, 2017

Securities Portfolio

- Portfolio totaled $5.9 billion, up $263 million, or 5%, linked-quarter
- Yield 2.50%, up 2 bps linked-quarter
- Premium amortization down $0.1 million linked-quarter
- Unrealized net loss of $38.2 million on AFS compared to $24.1 million at 9-30-17
- 50% HTM, 50% AFS
- Duration 4.74 years compared to 4.64 years at 9-30-17
- Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenarios
- IRR modeling is based on conservative assumptions
  - Flat balance sheet
  - Loan portfolio 52% variable
    - 54% of variable loans are LIBOR-based
      - 95% of the LIBOR loans are tied to 1mo L
      - 5% of the LIBOR loans are tied to 3mo L
    - Approximately 1/3 tied to Wall Street Journal Prime
  - Modeled lag in deposit rate increases
  - Conservative % DDA attrition for certain increases in rates
- No energy-related securities in the portfolio



Securities Portfolio Mix
12/31/17
Munis
$969
16%
CMO
$1,327
22%
U.S.
Agencies
and other
$153
3%
MBS
$3,477
59%



IRR Scenarios
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2.0%
3.2%
3.5%
5.5%
4.7%
7.2%
5.5%
8.3%
+100 shock
+200 shock
+300 shock
+400 shock
Year 1
Year 2

Hancock Holding Company

 Solid Levels Of Core Deposit Funding  Total deposits $22.3 billion, up $719 million, or 3%, linked-quarterNoninterest-bearing demand deposits (DDA) increased $411 million Includes approximately $143 million in seasonal public fund depositsInterest-bearing transaction and savings deposits increased $288 millionTime deposits decreased $258 million Interest-bearing public fund deposits increased $278 million; reflects annual year-end seasonality Total public fund deposits increased $421 million during the quarter (includes DDA)Funding mix remained strongDDA comprised 37% of total period-end depositsCost of funds up 2 bps to 50 bps

Continued NIM Expansion

- Reported net interest margin (NIM) of 3.48%, up 4 bps linked-quarter
- Loan yield up 7 bps
  - Reflects better yields on commercial and mortgage loans
- Yield on securities portfolio up 2 bps
  - Reflects change in mix to higher yielding securities and impact of the increase in the 10-year treasury yield
- Cost of funds up 2 bps
  - Reflects increased rates on time deposits and public fund CDs
- Core NIM of 3.35%, up 3 bps linked-quarter
- Expect the TCJA TE adjustment to negatively impact NIM by 8bps


6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
3.99%
4.16%
4.36%
4.39%
4.46%
2.38%
2.52%
2.52%
2.48%
2.50%
0.34%
0.37%
0.44%
0.48%
0.50%
4Q16
1Q17
2Q17
3Q17
4Q17
Loan Yield - reported
Securities Yield - reported
Cost of Funds - reported


3.70%
3.50%
3.30%
3.10%
2.90%
2.70%
2.50%
$250
$200
$150
$100
3.26%
3.37%
3.43%
3.44%
3.48%
4Q16
1Q17
2Q17
3Q17
4Q17
NII (TE)
NIM - reported

See slide 28 for non-GAAP reconciliation

Hancock Holding Company

 Focus On Growing Noninterest Income   Noninterest income totaled $69.7 million, up $2.6 million, or 4%, linked-quarterImprovement in most fees slightly offset by declines in seasonal businessesAnnounced the acquisition of Capital One’s trust & asset management business during the fourth quarterOther noninterest income includes a gain related to a bulk sale of loans from the Peoples First acquisition partially offset by several smaller miscellaneous items  $s in millions

 Becoming A More Efficient Organization  Noninterest expenses totaled $168.1 million in 4Q17, down $9.6 million, or 5%, linked quarter; 3Q17 includes $11.4 million of nonoperating expensesOperating expenses (noninterest expense excluding nonoperating items) totaled $168.1 million, up $1.8 million, or 1%Personnel expense totaled $95.2 million, up $2.5 million, or 3%, linked-quarter mainly related to performance-based incentive payOccupancy and equipment totaled $15.0 million, down $0.8 million, or 5%, linked-quarterAmortization of intangibles totaled $5.9 million, down $0.2 million, or 3%, linked-quarter ORE expense totaled ($0.3) million in 4Q17 as net gains on ORE dispositions exceeded ORE expense; in the third quarter of 2017 ORE expense was $0.2 million Other operating expense totaled $52.4 million in the fourth quarter of 2017, up $0.8 million, or 2%, from the third quarter of 2017Efficiency Ratio 56.6%; steadily improving for 5 consecutive quarters  $s in millions

Managing Our Capital

- TCE ratio 7.73%, down 7 bps linked-quarter
  - Tangible asset growth -15 bps
  - Tangible net retained earnings +31 bps
  - OCI -4 bps
  - DTA re-measurement charge -8 bps
  - Dividends – 8 bps
  - Stock-based comp activity & other -3 bps
- Will continue to manage capital in the best interests of the Company and our shareholders, including deployment of benefits from the Tax Cuts and Jobs Act (TCJA)
  - Organic growth
  - Continuing to review M&A opportunities
  - Dividend payout ratio targeted between 30-40% of net income



Capital Ratios
15%
10%
5%
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17(e)
TCE
Tier 1 Risk-Based Capital
Total Risk-Based Capital

	Tangible Common Equity Ratio	Leverage (Tier 1) Ratio	Tier 1 Risked-Based Capital Ratio	Total Risk-Based Capital Ratio
December 31, 2017	7.73%	8.34%(e)	10.08%(e)	11.77%(e)
September 30, 2017	7.80%	8.34%	10.10%	11.84%
June 30, 2017	7.65%	8.21%	10.01%	11.76%
March 31, 2017	7.94%	8.79%	10.16%	11.91%
December 31, 2016	8.64%	9.56%	11.26%	13.21%

(e) Estimated for most recent period-end
Regulatory capital and related ratios as of 12/31/2017 reflect the impact of the re-measurement of the net deferred tax asset following the enactment of the Tax Cuts and Jobs Act of 2017. The Financial Accounting Standards Board's proposed guidance to require a reclassification from accumulated other comprehensive income to retained earnings for the stranded tax effects resulting from the change in corporate tax rate, if implemented, would increase the Company's Tier 1 capital by $25.4 million, resulting in an adjusted estimated Leverage of 8.43%, Tier 1 risk-based capital of 10.19% and Total risk-based capital of 11.89% at 12/31/2017.

Hancock Holding Company

 Near-Term Outlook  See slides 25-28 for non-GAAP reconciliations

 Long-Term Outlook – 2018/19  Goal is to achieve CSOs by the 4th quarter of 2019Includes impact of tax reform Does not include any Fed rate increases in 2018 or 2019  2018/2019 Corporate Strategic Objectives (CSOs)   *Efficiency Ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.  See slides 25-28 for non-GAAP reconciliations

 Non-GAAP Reconciliations

 EPS Calculation and Non-GAAP Reconciliations  See Note 13 in the most recent 10K for more details on the two-class method for EPS calculation.

 Core PPNR Reconciliation

 Core Revenue Reconciliation

 Purchase Accounting Adjustments Core NII & NIM Reconciliation

 Appendix

 Appendix: Long-Term Outlook – 2017/18  2017/2018 Corporate Strategic Objectives (CSOs)   Efficiency Ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.  See slides 25-28 for non-GAAP reconciliations

 Acquired approximately $2.6 billion in assets and liabilities in two transactions related to FNBC for $77 million transaction premium In-market, low-risk transactionsConsolidated 10 overlapping branches in FNBC IClosed 25 of 29 overlapping branches in FNBC IIAchieved significant synergies from the consolidation of the acquired back office and branches in FNBC IIFunded loans from FNBC I with deposits from FNBC IIExpect 2018 impact on annual EPS to add approximately $.56 per share (for FNBC I & II combined)  (As previously presented)  Appendix: Two Financially Compelling Investments

 Appendix: Core Revenue

 Appendix: Revenue Generating Initiatives - Fees  $s in thousands

 Appendix: Operating Expense (excl nonoperating items)

 Appendix: Historical Energy Data  $s in millions  Energy Outstandings by Type  $1,724  $1,674  $1,669  $1,660  $1,580  $1,633  $1,231  $1,400  $1,412  $1,481  $1,289  $1,133  $1,056

 Appendix: Energy Portfolio Support Services

Appendix: Glossary of Terms

- 1Q17 – First Quarter of 2017
- 2H17 – Second Half of 2017 (3rd and 4th quarters)
- 2Q17 – Second Quarter of 2017
- 3Q17 – Third Quarter of 2017
- 4Q17 – Fourth Quarter of 2017
- 4Q18 – Fourth Quarter of 2018
- AFS – Available for sale securities
- ALLL – Allowance for loan and lease losses
- Annualized – Calculated to reflect a rate based on a full year
- CDI – Core Deposit Intangible
- Core – Excluding purchase accounting items and nonoperating items
- Core NIM – Reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets
- Core Revenue – Net interest income (TE) plus noninterest income excluding purchase accounting adjustments and nonoperating items for both categories
- CSO – Corporate strategic objective
- Current Energy Cycle – Refers to the energy cycle beginning in November of 2014 through the most recent quarter end
- DDA – Noninterest-bearing demands deposit accounts
- DTA – Deferred Tax Asset
- E&P – Exploration and Production (Oil & Gas)
- Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items
- EOP – End of period
- EPS – Earnings per share
- FNBC I – Acquired selected assets & liabilities from FNBC (see slide 31)
- FNBC II – Acquired selected assets & liabilities of FNBC from FDIC (see slide 31)
- HTM – Held to maturity securities
- IRR – Interest rate risk
- Linked-quarter – current quarter compared to previous quarter
- Loan Mark – Fair value discount on loans acquired in a business combination
- LOB – Line of Business
- LPO – Loan production office
- LQA – Linked-quarter annualized
- M&A – Mergers and acquisitions
- NII – Net interest income
- NIM – Net interest margin
- NPA – Nonperforming assets
- O&G – Oil and gas
- Operating – Net income excluding nonoperating items
- ORE – Other real estate
- PAA – Purchase accounting adjustments from business combinations; including loan accretion, offset by any amortization of a bond portfolio premium, amortization of an indemnification asset and amortization of intangibles
- PCI – Purchased credit impaired
- PPNR – Pre-provision net revenue
- RBL – Reserve-based lending
- ROA – Return on average assets
- RR – Risk rating
- SBIC – Small Business Investment Company
- SNC – Shared National Credit
- TCE – Tangible common equity ratio (common shareholders' equity less intangible assets divided by total assets less intangible assets)
- TCJA – Tax Cuts and Jobs Act
- TDR – Troubled Debt Restructuring
- TE – Taxable equivalent (calculated using a federal income tax rate of 35%)
- Y-o-Y – Year over year

Hancock Holding Company